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                                                                      Exhibit 21
                     Subsidiaries of Triad Hospitals, Inc.


Alice Hospital, LLC (Delaware)
Alice Surgeons, LLC (Delaware)
APS Medical, LLC (Delaware)
Arizona ASC Management, Inc. (Arizona)
Arizona Medco, LLC (Delaware)
Beauco, LLC (Delaware)
Beaumont Medical Center, L.P. (Delaware) (d/b/a (TX) Beaumont Center, L.P.) Beaumont Regional, LLC (Delaware)
Brazos Medco, LLC (Delaware)
Brazos Regional Integrated Delivery Group (Texas)
Brazos Valley of Texas, L.P. (Delaware)
Brazos Valley Surgical Center, LLC (Delaware)
Brownwood Hospital, L.P. (Delaware)
Brownwood Medical Center, LLC (Delaware)
BVSC, LLC  (Delaware)
Carlsbad Medical Center, LLC (Delaware)
Claremore Physicians, LLC (Delaware)
Claremore Regional Hospital, LLC (Delaware)
Clinico, LLC (Delaware)
College Station Diagnostic Clinic (Texas)
College Station Hospital, L.P. (Delaware)
College Station Medical Center, LLC (Delaware)
College Station Merger, LLC (Delaware)
Columbia Crest, LLC (Oklahoma)
Coronado Hospital, LLC (Delaware)
Coronado Medical, LLC (Delaware)
Crestwood Healthcare, L.P. (Delaware)
Crestwood Hospital & Nursing Home, Inc. (Alabama)
Crestwood Hospital Holdings, Inc. (Alabama)
Crossroads Healthcare Management, LLC (Delaware)
CSDS, LLC (Delaware)
CSMC, LLC (Delaware)
Dallas PHY Service, LLC (Delaware)
Dallas Physician Practice, L.P. (Delaware) (d/b/a (TX) Dallas Practice, L.P.) Day Surgery, Inc. (Kansas)
DeQueen Health Services, Inc. (Arkansas)
DeQueen Regional Medical Center, LLC (Delaware)
Detar Hospital, LLC (Delaware)
DFW Physerv, LLC (Delaware)
Doctors Hospital of Laredo, L.P. (Texas)
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Doctors Medical Center, LLC (Delaware)
Doctors of Laredo, LLC (Delaware) (d/b/a (TX) Laredo Doctors, LLC)
Douglas Medical Center, LLC (Delaware)
E.D. Clinics, LLC (Delaware)
El Dorado Medical Center, LLC (Delaware)
Eye Care Surgicare, Ltd. (Missouri)
Eye Institute of Southern Arizona, LLC (Delaware)
Galen Hospital, LLC (Delaware)
Galen Texas, LLC (Delaware)
Gallagher Park Surgicenter, Ltd. (Texas)
GCMC, LLC (Delaware)
GH Texas, LLC (Delaware)
GHC Huntington Beach, LLC (Delaware) (d/b/a (CA) Galen Huntington Beach, LLC) Gulf Coast Hospital, L.P. (Delaware)
Gulf Coast Medical Center, LLC (Delaware) (d/b/a (TX) GC Medical Center, LLC) HDP DeQueen, LLC (Delaware)
HDP Woodland Heights, L.P. (Delaware)
HDP Woodland Property, LLC (Delaware)
HDPWH, LLC (Delaware)
Healdsburg of California, LLC (Delaware)
Hobbs Medco, LLC (Delaware)
Hobbs Physician Practice, LLC (Delaware)
Hospital of Beaumont, LLC (Delaware)
Huntington Associates (California)
Huntington Beach Amdeco, LLC (Delaware)
Huntington Intercommunity Hospital (California)
Independence Regional Health Center, LLC (Delaware)
Kansas City Surgicenter, Ltd. (Missouri)
Kensingcare, LLC (Delaware)
Lake Area Surgicare, LP (Louisiana)
Laredo Hospital, L.P. (Delaware)
Laredo Interest, LLC
Lea Regional Hospital, LLC (Delaware)
Longview Medical Center, L.P. (Delaware)
Longview Merger, LLC (Delaware)
LRH, LLC (Delaware)
LS Psychiatric, LLC (Delaware)
Lyster Reference Laboratory, L.P.
MCI Panhandle Surgical, L.P. (Delaware)
MCSA, L.L.C. (Delaware)
Medical Center at Terrell, LLC (Delaware)
Medical Center of Brownwood, LLC (Delaware)
Medical Center of Sherman, LLC (Delaware)


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Medical Park Hospital, LLC (Delaware)
Medical Park MSO, LLC (Delaware)
Memorial Hospital, LLC (Delaware)
Mid-Plains LLC (Delaware)
Midwest Psychiatric Center, Inc. (Missouri)
Mission Bay Memorial Hospital, LLC (Delaware)
Missouri HealthServ, LLC (Delaware)
Navarro Hospital, L.P. (Delaware)
Navarro Regional, LLC (Delaware) (d/b/a (TX) NavReg, LLC)
North Anaheim Surgicenter, Ltd. (California)
Northwest Hospital, LLC (Delaware)
NRH, LLC (Delaware)
Odessa, LLC (Delaware)
Oregon Healthcorp, LLC (Delaware)
Osborn Ambulatory Surgery Group, Ltd. (Arizona)
Overland Park Regional Medical Center, LLC (Delaware)
Pacific East Division Office, L.P. (Delaware)
Pacific Group ASC Division, Inc. (Arizona)
Pacific Management Companies, LLC
Pacific Physicians Services, LLC (Delaware) (d/b/a (AZ) West Coast Services,
     LLC; (TX) Pacific Services, LLC)
Pacific West Division Office, LLC
Palm Drive Hospital, L.P. (Delaware)
Palm Drive Medical Center, LLC (Delaware)
Pampa Hospital, L.P. (Delaware)
Pampa Medical Center, LLC (Delaware) (d/b/a (TX) Pam-Med, LLC)
Panhandle Property, LLC (Delaware) (d/b/a (TX) Panhandle Propco, LLC) Panhandle, LLC (Delaware)
PDMC, LLC (Delaware)
Pecos Valley of New Mexico, LLC (Delaware)
Phoenix Amdeco, LLC (Delaware)
Phoenix Surgical, LLC (Delaware)
Physicians and Surgeons Hospital of Alice, L.P. (Delaware)
Phys-Med, LLC (Delaware)
Piney Woods Healthcare System, L.P. (Delaware)
Primary Medical, LLC (Delaware)
Psychiatric Services of Paradise Valley, LLC (Delaware)
Regional Employee Assistance Program, Inc. (Texas)
Regional Hospital of Longview, LLC (Delaware)
SACMC, LLC (Delaware)
Samaritan Surgicenters of Arizona, LLC (Arizona)
San Angelo Community Medical Center, LLC (Delaware) (d/b/a (TX) San Angelo MC,
     LLC)
San Angelo Hospital, L.P. (Delaware)
San Angelo Medical, LLC (Delaware)

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San Diego Hospital, L.P. (Delaware)
San Leandro Hospital, L.P. (Delaware)
San Leandro Medical Center, LLC (Delaware)
San Leandro Surgery Center, Ltd. (California)
San Leandro, LLC (Delaware)
SDH, LLC  (Delaware)
SDH LP, LLC (Delaware)
Sebastopol, LLC (Delaware)
Sherman Hospital, L.P. (Delaware)
Sherman Medical Center, LLC (Delaware)
Silsbee Doctors Hospital, L.P. (Delaware)
Silsbee Medical Center, LLC (Delaware) (d/b/a/ (TX) Silsbee Center, LLC) Silsbee Texas, LLC (Delaware)
SLH, LLC (Delaware)
South Alabama Managed Care Contracting, Inc. (Alabama)
South Alabama Medical Management Services, Inc. (Alabama)
South Alabama Physicians Service, Inc. (Alabama)
South Arkansas Clinic, LLC (Delaware)
Southern Texas Medical Center, LLC (Delaware)
Sprocket Medical Management, Inc. (Texas)
Surgical Center of Southeast Texas, Ltd. (Texas)
Surgical Hospital of Amarillo, Ltd. (Texas)
Surgicare of Amarillo, Inc. (Texas)
Surgicare of Independence, Inc. (Missouri)
Surgicare of North Anaheim, Inc. (California)
Surgicare of San Leandro, Inc. (California)
Surgicare of Sherman, Inc. (Texas)
Surgicare of Southeast Texas, Inc. (Texas)
Surgicare of Victoria, Inc. (Texas)
Surgicare of Victoria, Ltd. (Texas)
Surgicare Outpatient Center of Lake Charles, Inc. (Louisiana)
Surgicenter of Johnson County, Inc. (Kansas)
Surgicenter of Johnson County, Ltd. (Kansas)
Surgicenters of America, Inc. (Arizona)
Surgicenters of America, L.P. (Arizona)
Terrell Hospital, L.P. (Delaware)
Terrell Medical Center, LLC (Delaware)
TROSCO, LLC (Delaware)
Triad - Arizona, Inc. (Arizona)
Triad - El Dorado, Inc. (Arkansas)
Triad - South Tulsa Hospital Company, Inc. (Oklahoma)
Triad Corporate Services GP, LLC (Delaware)
Triad Corporate Services LP, LLC (Delaware)
Triad Corporate Services, Limited Partnership
Triad Healthcare System of Phoenix, L.P. (Delaware)

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Triad Holdings II, LLC
Triad Holdings III, Inc.
Triad Hospitals Holdings, Inc.
Triad of Arizona (L.P.), Inc. (Arizona)
Triad of Phoenix, Inc. (Arizona)
Triad RC, Inc. (Delaware)
Triad-Medical Center at Terrell Subsidiary, LLC (Delaware)
Triad-Medical Center of Sherman Subsidiary, LLC (Delaware)
Triad-Navarro Regional Hospital Subsidiary, LLC (Delaware)
Trufor Pharmacy, LLC (Delaware)
VFARC, LLC (Delaware)
VHC Holdings, LLC (Delaware)
VHC Medical, LLC (Delaware)
Victoria Functional Assessment & Restoration Center, Ltd.
Victoria Hospital, LLC (Delaware)
Victoria Medical Foundation (Texas)
Victoria of Texas, L.P. (Delaware)
VMF Medical, LLC (Delaware)
Wagoner Community Hospital, LLC (Delaware) (d/b/a (OK) Wagoner Hospital, LLC) WAMC, LLC (Delaware)
West Anaheim Hospital, L.P. (Delaware)
West Anaheim Medical Center, LLC (Delaware)
West Anaheim, LLC (Delaware)
WestMed (Texas)
Wharton Medco, LLC (Delaware)
WHMC, LLC (Delaware)
Willamette Valley Clinics, LLC (Delaware)
Willamette Valley Medical Center, LLC (Delaware)
WM Medical, LLC (Delaware)
Women & Children's Hospital, LLC (Delaware) (d/b/a (LA) Women & Children's
     Hospital of Delaware, LLC)
Woodland Heights Medical Center, LLC (Delaware)

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